Exhibit 21

MONSTER WORLDWIDE, INC.

I.              Domestic Subsidiaries

1.                                       Austin Knight Incorporated (New York)

2.                                       Careerbay.com LLC (Delaware)

3.                                       Corporate Communications, Inc. (North Carolina)

4.                                       FastWeb, Inc. (Delaware)

5.                                       FinAid Page, Inc. (Pennsylvania)

6.                                       Finaid Page, LLC (Delaware)

7.                                       Flipdog, Inc. (Delaware)

8.                                       General Directory Advertising Services, Inc. (Delaware)

9.                                       TMP Advertising Corp. (Delaware)

10.                                 The Hamel Group, Inc. (California)

11.                                 HiringTools.com, Inc. (California)

12.                                 Hunt Marketing, Inc. (Wisconsin)

13.                                 in2, Inc. (New York)

14.                                 Interface Realty, Inc. (New York)

15.                                 M.S.I. – Market Support International, Inc. (New Jersey)

16.                                 Monster Government Solutions, Inc. (Delaware)

17.                                 Monster.com Inc. (Delaware)

18.                                 Monstermoving.com, Inc. (Delaware) Monster.com Inc. (Delaware)

19.                                 Craighead, Inc. (Connecticut)

20.                                 Cashback2.com, Inc. (Delaware)

21.                                 MonsterTrak Corporation (California)

22.                                 MoveCentral, Inc. (Massachusetts)

23.                                 Moving.com Inc. (Delaware)

24.                                 National Media Holding Company, Inc. (Colorado)

25.                                 National Media Services, Inc. (Georgia)

26.                                 OCC.com Inc. (Delaware)

27.                                 O’Connor Agency (California)

28.                                 Providence Directory Solutions, Inc. (Florida)

29.                                 Telephone Directory Advertising, Inc. (Georgia)

30.                                 TMP Directional Marketing Inc. (Delaware)

31.                                 TMP Advertising Services, L.P. (Texas)

32.                                 TMP Fox Acquisition Corp. (Delaware)

33.                                 TMP Interactive of NY, LLC (New York)

34.                                 TMP Technologies, Inc. (Delaware)

35.                                 TMP YPU Acquisition Corp. (Delaware)

36.                                 TMP, Inc. (California)

37.                                 TMP Interactive Inc. (Delaware)

38.                                 CVY International LLC (Delaware)

39.                                 TMP.com Inc. (Delaware)

40.                                 US Motivation, Inc. (Delaware)

41.                                 US Motivation Promotional Services, Inc. (Georgia)

42.                                 Virtual Relocation.com, Inc. (Oregon)

II.            Foreign Subsidiaries

1.                                       TMP Worldwide Germany GmbH (Germany)

2.                                       TMP Beteiligungs GmbH (Germany)

3.                                       TMP3 Beteiligungs GmbH (Germany)

4.                                       tmp.worldwide human resources services GmbH & Co KG (Germany)

5.                                       tmp.worldwide advertising & communications GmbH & Co KG (Germany)

6.                                       Monster.de GmbH & Co. KG (Germany)

7.                                       PMM Management Consultants GmbH & Co KG (Germany)

8.                                       TMP Telephone Marketing Programs Ltd. (England)

9.                                       Vintagefield Ltd. (England)

10.                                 TMP Worldwide Holdings Limited (England)

11.                                 TMP Worldwide Limited (England)

12.                                 Neville Jeffress Caldwell Ltd. (England)

13.                                 TMP Worldwide Partnerships Ltd. (England)

14.                                 TMP Worldwide Zone 2 (England)

15.                                 Lorraine Jones & Associates Ltd. (England)

16.                                 Lonsdale Advertising Services Ltd. (England)

17.                                 MSL Group Ltd. (England)

18.                                 MSL Advertising Services Ltd. (England)

19.                                 MSL Group (Trustees) Ltd. (England)

20.                                 MSL International Ltd. (England)

21.                                 MSL PSP Associates SARL (France)

22.                                 Austin Knight Ltd. (England)

23.                                 Austin Knight Investments Ltd. (England)

24.                                 Bid Borough Ltd. (British Virgin Islands)

25.                                 Austin Knight International BV (Netherlands)

26.                                 Austin Knight BV (Netherlands)

27.                                 Austin Knight Pty. Ltd. (Australia)

28.                                 Austin Knight Consulting Pty. Ltd. (Australia)

29.                                 Daric Ltd. (England)

30.                                 Bartlett Merton Holdings Ltd. (England)

31.                                 Bartlett Scott Edgar Limited (England)

32.                                 Merton Associates Ltd. (England)

33.                                 The Scott Edgar Group Ltd. (England)

34.                                 TMPW Italia Spa (Italy)

35.                                 Monster Italia Srl (Italy)

36.                                 Evidence SAS (France)

37.                                 Synapse SA (Luxembourg)

38.                                 TMP Adcomms France SAS (France)

39.                                 Monster SA (France)

40.                                 TMP Worldwide Holding Nordic APS (Denmark)

41.                                 TMP DK APS (Denmark)

42.                                 TMP Worldwide A/S (Denmark)

43.                                 TMPW Holdings Iberia, SL (Spain)

44.                                 TMP Worldwide Advertising & Communications SL (Spain)

45.                                 TMP Worldwide Hong Kong Limited (Hong Kong)

46.                                 Monster.com Asia Pacific Ltd. (Hong Kong)

47.                                 Monster.com Asia Ltd. (Hong Kong)

48.                                 Monster.com HK Ltd. (Hong Kong)

49.                                 Monster.com SG Pte. Ltd. (Singapore)

50.                                 Monster.com India Pvt. Ltd. (India)

51.                                 Monster.com Australasia Holdings Pty. Ltd. (Australia)

52.                                 Monster.com Asia Pty. Ltd. (Australia)

53.                                 Monster.com Asia Pacific Pty. Ltd. (Australia)

54.                                 Monster.com Australia & New Zealand Pty. Ltd. (Australia)

55.                                 TMP Worldwide Pty. Ltd. (Australia)

56.                                 TMP Worldwide Ltd. (New Zealand)

57.                                 Comm@work Pty. Ltd. (Australia)

58.                                 Neville Jefress NSW Pty Ltd. (Australia)

59.                                 TMP Queensland Pty. Ltd. (Australia)

60.                                 Neville Jeffress Superfund/Parraween Production Pty. Ltd. (Australia)

61.                                 Armstrong Australia Pty. Ltd. (Australia)

62.                                 TMP Worldwide Advertising Pte. Ltd. (Singapore)

63.                                 TMP Worldwide (M) Bhd Sdn (Malaysia)

64.                                 Hunter Advertising Bhd Sds (Malaysia)

65.                                 TMP Worldwide Co. Ltd. (Japan)

66.                                 TMP Holding (Thailand) Ltd.

67.                                 TMP Worldwide Recruitment (Thailand) Ltd.

68.                                 TMP Worldwide Ltd. (Canada)

69.                                 TMP Worldwide Canada Inc. (Canada)

70.                                 TMP Worldwide Communications Inc. (Canada)

71.                                 TMP Worldwide NV (Belgium)

72.                                 Monster Belgium NV (Belgium)

73.                                 TMP Worldwide Netherlands B.V. (Netherlands)

74.           TMP Worldwide Monster B.V. (Netherlands)

75.                                 Monster Scandinavia AB (Sweden)

76.                                 Jobline International AB (Sweden)

77.                                 Jobline Sweden AB (Sweden)

78.                                 Kompetensguiden AB (Sweden)

79.                                 Jobline X AB (Sweden)

80.                                 Intrajob AB (Sweden)

81.                                 Wideyes AB (Sweden)

82.                                 Jobline BV (Netherlands)

83.                                 Jobline Srl (Italy)

84.                                 Wideyes Italia Srl (Italy)

85.                                 Monster A/S (Denmark)

86.                                 TMP Worldwide Recruitment Holdings (Ireland) Ltd. (Ireland)

87.                                 TMP Worldwide Adcomms Limited (Ireland)

88.                                 Monster.ie Recruitment (Ireland) Limited (Ireland)